Exhibit 99.1

News Release
One M&T Plaza, Buffalo, NY 14203	April 15, 2024

M&T Bank Corporation (NYSE:MTB) announces first quarter 2024 results
M&T Bank Corporation ("M&T" or "the Company") reports quarterly net income of $531 million or $3.02 of diluted earnings per common share.

(Dollars in millions, except per share data)	1Q24	4Q23	1Q23
Earnings Highlights
Net interest income	$1,680	$1,722	$1,818
Taxable-equivalent adjustment	12	13	14
Net interest income - taxable-equivalent	1,692	1,735	1,832
Provision for credit losses	200	225	120
Noninterest income	580	578	587
Noninterest expense	1,396	1,450	1,359
Net income	531	482	702
Net income available to common shareholders - diluted	505	457	676
Diluted earnings per common share	3.02	2.74	4.01
Return on average assets - annualized	1.01%	.92%	1.40%
Return on average common shareholders' equity - annualized	8.14	7.41	11.74
Average Balance Sheet
Total assets	$211,478	$208,752	$202,599
Interest-bearing deposits at banks	30,647	30,153	24,312
Investment securities	28,587	27,490	27,622
Loans and leases, net of unearned discount	133,796	132,770	132,012
Deposits	164,065	164,713	161,537
Borrowings	16,001	13,057	11,505
Selected Ratios
(Amounts expressed as a percent, except per share data)
Net interest margin	3.52%	3.61%	4.04%
Efficiency ratio	60.8	62.1	55.5
Net charge-offs to average total loans - annualized	.42	.44	.22
Allowance for credit losses to total loans	1.62	1.59	1.49
Nonaccrual loans to total loans	1.71	1.62	1.92
Common equity Tier 1 ("CET1") capital ratio (1)	11.07	10.98	10.16
Common shareholders' equity per share	$150.90	$150.15	$140.88

(1) March 31, 2024 CET1 capital ratio is estimated.

Financial Highlights

•The CET1 capital ratio increased 9 basis points to an estimated 11.07% at March 31, 2024, compared with 10.98% at December 31, 2023, highlighting the Company's improved capital position.
•Net interest margin of 3.52% in the recent quarter narrowed from 3.61% in the fourth quarter of 2023 reflecting higher liquidity, cash moving to investment securities and higher deposit and borrowing costs.
•Growth in average commercial and industrial and consumer loans in the recent quarter was partially offset by a decline in average commercial real estate loans.
•Average deposits remained stable with a slowing mix shift to higher cost deposits. Average borrowings rose in the first quarter of 2024 as compared with the fourth quarter of 2023 due to increased borrowings from the Federal Home Loan Bank ("FHLB") of New York and the issuance of senior notes.
•Provision for credit losses in the recent quarter reflects elevated levels of criticized commercial and industrial loans and loan growth.
•Expenses included $99 million of seasonal salaries and employee benefits expense and a $29 million estimated increase in the FDIC special assessment, reflecting the FDIC's higher loss estimate attributable to certain failed banks.

Chief Financial Officer Commentary
"We are off to a solid start in 2024 as we were able to grow certain sectors of our commercial and consumer loan portfolios, while continuing to shrink our commercial real estate exposure. Expenses were prudently managed in the recent quarter and our selective approach to allocating resources to our strategic priorities with utmost care has not wavered. M&T's liquidity and capital position strengthened, reflecting a stable deposit base, higher levels of borrowings and solid earnings after considering seasonal employee compensation expenses and an incremental FDIC special assessment. I thank my colleagues at M&T for their stewardship of shareholder capital and their continuous support of our mission to make a difference in the lives of our customers and the communities in which we serve."
- Daryl N. Bible, M&T's Chief Financial Officer

Contact:
Investor Relations: Brian Klock 716.842.5138
Media Relations: Frank Lentini 929.651.0447

First Quarter 2024 Results

Non-GAAP Measures (1)

			Change 1Q24 vs.		Change 1Q24 vs.
(Dollars in millions, except per share data)	1Q24	4Q23	4Q23	1Q23	1Q23
Net operating income	$543	$494	10%	$715	-24%
Diluted net operating earnings per common share	3.09	2.81	10	4.09	-24
Annualized return on average tangible assets	1.08%	.98%		1.49%
Annualized return on average tangible common equity	12.67	11.70		19.00
Efficiency ratio	60.8	62.1		55.5
Tangible equity per common share	$99.54	$98.54	1	$88.81	12

(1)A reconciliation of non-GAAP measures is included in the tables that accompany this release.

M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill and core deposit and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T (when incurred), since such items are considered by management to be “nonoperating” in nature.

Taxable-equivalent Net Interest Income

			Change 1Q24 vs.		Change 1Q24 vs.
(Dollars in millions)	1Q24	4Q23	4Q23	1Q23	1Q23
Average earning assets	$193,135	$190,536	1%	$184,069	5%
Average interest-bearing liabilities	131,451	127,646	3	111,188	18
Net interest income ̶ taxable-equivalent	1,692	1,735	-2	1,832	-8
Yield on average earning assets	5.74%	5.73%		5.16%
Cost of interest-bearing liabilities	3.26	3.17		1.86
Net interest spread	2.48	2.56		3.30
Net interest margin	3.52	3.61		4.04
Taxable-equivalent net interest income decreased $43 million, or 2%, from the fourth quarter of 2023.
•Average borrowings rose $2.9 billion and the rate paid on such borrowings increased 13 basis points.
•Average interest-bearing deposits increased $861 million and the rates paid on such deposits rose 3 basis points.
•The yield on average loans and leases declined 1 basis point.
•Average investment securities increased $1.1 billion and the rates earned on those securities increased 17 basis points.
Taxable-equivalent net interest income decreased $140 million, or 8%, compared with the year-earlier first quarter.
•Average interest-bearing deposits rose $15.8 billion and the rates paid on those deposits increased 144 basis points.
•Average borrowings increased $4.5 billion and rates paid on such borrowings increased 64 basis points.

First Quarter 2024 Results

•Yields earned on average interest-bearing deposits at banks and average loans and leases increased 85 basis points and 62 basis points, respectively.
•Average interest-bearing deposits at banks and average loans and leases increased $6.3 billion and $1.8 billion, respectively.

Average Earning Assets

			Change 1Q24 vs.		Change 1Q24 vs.
(Dollars in millions)	1Q24	4Q23	4Q23	1Q23	1Q23
Interest-bearing deposits at banks	$30,647	$30,153	2%	$24,312	26%
Trading account	105	123	-15	123	-14
Investment securities	28,587	27,490	4	27,622	3
Loans and leases, net of unearned discount
Commercial and industrial	56,821	55,420	3	52,510	8
Real estate - commercial	32,696	33,455	-2	35,245	-7
Real estate - consumer	23,136	23,339	-1	23,770	-3
Consumer	21,143	20,556	3	20,487	3
Total loans and leases, net	133,796	132,770	1	132,012	1
Total earning assets	$193,135	$190,536	1	$184,069	5

Average earning assets increased $2.6 billion, or 1%, from the fourth quarter of 2023.
•Average interest-bearing deposits at banks increased $494 million reflecting higher levels of borrowings partially offset by the purchase of investment securities and loan growth.
•Average loans and leases increased $1.0 billion primarily reflective of growth in average commercial and industrial loans and leases and consumer loans, partially offset by declines in average commercial real estate and residential real estate loans. The growth in commercial and industrial loans spanned most industry types.
•Average investment securities rose $1.1 billion primarily due to purchases of U.S. Treasury notes and fixed rate mortgage-backed securities during the first quarter of 2024.

Average earning assets increased $9.1 billion, or 5%, from the year-earlier first quarter.
•Average interest-bearing deposits at banks increased $6.3 billion reflecting a rise in average deposits and higher levels of borrowings, partially offset by loan growth and purchases of investment securities.
•Average loans and leases increased $1.8 billion predominantly due to higher average commercial and industrial loans and leases of $4.3 billion reflecting lending activities to financial and insurance industry customers and motor vehicle and recreational finance dealers, partially offset by a $2.5 billion decline in average commercial real estate loans.
•Average investment securities increased $965 million due to the purchases of investment securities in 2023 and through the first quarter of 2024.

First Quarter 2024 Results

Average Interest-bearing Liabilities

			Change 1Q24 vs.		Change 1Q24 vs.
(Dollars in millions)	1Q24	4Q23	4Q23	1Q23	1Q23
Interest-bearing deposits
Savings and interest-checking deposits	$94,867	$93,365	2%	$88,053	8%
Time deposits	20,583	21,224	-3	11,630	77
Total interest-bearing deposits	115,450	114,589	1	99,683	16
Short-term borrowings	6,228	5,156	21	4,994	25
Long-term borrowings	9,773	7,901	24	6,511	50
Total interest-bearing liabilities	$131,451	$127,646	3	$111,188	18
Average interest-bearing liabilities increased $3.8 billion, or 3%, from the fourth quarter of 2023.
•Average borrowings increased $2.9 billion predominantly due to the issuance of senior notes in the first quarter of 2024 and higher levels of average borrowings from the FHLB of New York.
•Average interest-bearing deposits increased $861 million, reflective of a $1.6 billion increase in average non-brokered deposits.

Average interest-bearing liabilities increased $20.3 billion, or 18%, from the first quarter of 2023.
•Average interest-bearing deposits rose $15.8 billion, including a $10.6 billion increase in average non-brokered deposits, reflecting customer demand for interest-bearing products amidst rising rates.
•Average borrowings increased $4.5 billion reflecting the issuances of senior notes and other long-term debt since the first quarter of 2023 and increases in average borrowings from the FHLB of New York.

First Quarter 2024 Results

Provision for Credit Losses/Asset Quality

			Change 1Q24 vs.		Change 1Q24 vs.
(Dollars in millions)	1Q24	4Q23	4Q23	1Q23	1Q23
At end of quarter
Nonaccrual loans	$2,302	$2,166	6%	$2,557	-10%
Real estate and other foreclosed assets	38	39	—	44	-13
Total nonperforming assets	2,340	2,205	6	2,601	-10
Accruing loans past due 90 days or more (1)	297	339	-12	407	-27
Nonaccrual loans as % of loans outstanding	1.71%	1.62%		1.92%

Allowance for credit losses	$2,191	$2,129	3	$1,975	11
Allowance for credit losses as % of loans outstanding	1.62%	1.59%		1.49%

For the period
Provision for credit losses	$200	$225	-11	$120	67
Net charge-offs	138	148	-7	70	97
Net charge-offs as % of average loans (annualized)	.42%	.44%		.22%

(1)Predominantly government-guaranteed residential real estate loans.
M&T recorded a provision for credit losses of $200 million in the first quarter of 2024 and $225 million in the immediately preceding quarter, compared with $120 million in the first quarter of 2023. The comparatively higher provisions for credit losses in the most recent two quarters as compared with the first quarter of 2023 reflect declines in commercial real estate values and higher interest rates contributing to a deterioration in the performance of loans to commercial borrowers, including nonautomotive dealers and healthcare facilities, as well as growth in certain sectors of M&T's commercial and industrial and consumer loan portfolios. Net charge-offs totaled $138 million in 2024's first quarter as compared with $148 million in 2023's final quarter and $70 million in the year-earlier quarter. The lower level of net charge-offs in the first quarter of 2024 as compared with the preceding quarter included a decline in commercial real estate loan net charge-offs, partially offset by an increase in net charge-offs of commercial and industrial and consumer loans. As compared with year-earlier first quarter, the recent quarter net charge-offs reflect higher levels of commercial and industrial and consumer loan net charge-offs.
Nonaccrual loans were $2.3 billion at March 31, 2024, $136 million higher than December 31, 2023 but $255 million lower than March 31, 2023. The higher level of nonaccrual loans at the recent quarter end as compared with the immediately preceding quarter end was largely attributable to an increase in commercial and industrial nonaccrual loans partially offset by a decrease in commercial real estate nonaccrual loans. The decrease in nonaccrual loans at March 31, 2024 as compared with year-earlier quarter was predominantly due to lower levels of commercial real estate nonaccrual loans, including net charge-offs, and residential real estate nonaccrual loans, partially offset by a rise in commercial and industrial nonaccrual loans.

First Quarter 2024 Results

Noninterest Income

			Change 1Q24 vs.		Change 1Q24 vs.
(Dollars in millions)	1Q24	4Q23	4Q23	1Q23	1Q23
Mortgage banking revenues	$104	$112	-7%	$85	23%
Service charges on deposit accounts	124	121	2	113	9
Trust income	160	159	1	194	-17
Brokerage services income	29	26	10	24	20
Trading account and non-hedging derivative gains	9	11	-19	12	-21
Gain (loss) on bank investment securities	2	4	-35	—	—
Other revenues from operations	152	145	4	159	-5
Total	$580	$578	—	$587	-1
Noninterest income in the first quarter of 2024 was largely unchanged from 2023's fourth quarter.
•Other revenues from operations increased $7 million resulting from a $25 million distribution from Bayview Lending Group LLC ("BLG") received in the first quarter of 2024 partially offset by declines in letter of credit and other credit-related fees, lower income earned from bank owned life insurance and a decline in merchant discount and credit card fees.
•Mortgage banking revenues decreased $8 million reflecting a decline in gains on sale of commercial mortgage loans as a result of decreased origination volume, partially offset by higher residential mortgage banking revenues.
Noninterest income declined $7 million, or 1%, as compared with the year-earlier first quarter.
•Trust income decreased $34 million reflecting lower revenues associated with the Company's Collective Investment Trust ("CIT") business of approximately $45 million following its sale in April 2023, partially offset by $11 million of higher revenues mainly attributable to higher sales and fees from the Company's global capital markets business.
•Other revenues from operations declined $7 million reflecting lower gains on the sale of leased equipment.
•Mortgage banking revenues rose $19 million due to higher servicing income related to the bulk purchase of residential mortgage loan servicing rights at the end of the first quarter of 2023.
•Service charges on deposit accounts increased $11 million predominantly due to a rise in commercial service charges.
•Brokerage services income increased $5 million due to higher annuity sales.

First Quarter 2024 Results

Noninterest Expense

			Change 1Q24 vs.		Change 1Q24 vs.
(Dollars in millions)	1Q24	4Q23	4Q23	1Q23	1Q23
Salaries and employee benefits	$833	$724	15%	$808	3%
Equipment and net occupancy	129	134	-4	127	2
Outside data processing and software	120	114	5	106	13
Professional and other services	85	99	-13	125	-31
FDIC assessments	60	228	-74	30	101
Advertising and marketing	20	26	-21	31	-35
Amortization of core deposit and other intangible assets	15	15	—	17	-13
Other costs of operations	134	110	21	115	16
Total	$1,396	$1,450	-4	$1,359	3
Noninterest expense aggregated $1.40 billion in the recent quarter, down from $1.45 billion in the fourth quarter of 2023.
•FDIC assessments reflect a $197 million estimated special assessment in the fourth quarter of 2023 and $29 million of estimated incremental special assessment expense recorded in the first quarter of 2024 for the FDIC's updated loss estimates associated with certain failed banks.
•Professional and other services expenses decreased $14 million reflecting the timing and level of consulting and legal-related fees.
•Salaries and employee benefits expense increased $109 million reflecting annual merit increases and $99 million of seasonally higher stock-based compensation, payroll-related taxes and other employee benefits expense.
•Other costs of operations increased $24 million reflecting higher costs associated with the Company's supplemental executive retirement savings plan, losses on lease terminations related to certain vacated properties and incremental charitable contributions as compared with the fourth quarter of 2023.
Noninterest expense increased $37 million from the first quarter of 2023.
•FDIC assessments increased $30 million reflecting the $29 million of estimated incremental special assessment expense recorded in the first quarter of 2024.
•Salaries and employee benefits expenses increased $25 million reflecting higher salaries expense due to annual merit and other increases and a rise in incentive compensation, partially offset by lower staffing levels.
•Other costs of operations increased $19 million as a result of higher amortization of capitalized servicing assets predominantly due to the bulk purchase of residential mortgage loan servicing rights at the end of the first quarter of 2023.
•Outside data processing and software increased $14 million due to higher software licensing and maintenance fees.
•Professional and other services expense declined $40 million reflecting lower sub-advisory fees as a result of the sale of the CIT business.
•Advertising and marketing expense decreased $11 million reflecting a general reduction in those related activities.

First Quarter 2024 Results

Income Taxes
The Company's effective tax rate was 20.0% in the first quarter of 2024, compared with 22.9% and 24.2% in the fourth quarter of 2023 and first quarter of 2023, respectively. The first quarter of 2024 income tax expense reflects a net discrete tax benefit related to the resolution of a tax matter inherited from the acquisition of People's United Financial, Inc.

Capital

	1Q24		4Q23	1Q23
CET1	11.07%	(1)	10.98%	10.16%
Tier 1 capital	12.37	(1)	12.29	11.48
Total capital	14.03	(1)	13.99	13.28
Tangible capital – common	8.03		8.20	7.58

(1)March 31, 2024 capital ratios are estimated.

M&T's capital ratios remained well above the minimum set forth by regulatory requirements. Cash dividends declared on M&T's common and preferred stock totaled $219 million and $25 million, respectively, for the quarter ended March 31, 2024. M&T did not repurchase any shares of its common stock in the first quarter of 2024 or the fourth quarter of 2023. In the first quarter of 2023, M&T repurchased 3,838,157 shares of its common stock in accordance with its capital plan for a total cost, including the share repurchase excise tax, of $600 million.
The CET1 capital ratio for M&T was estimated at 11.07% as of March 31, 2024. M&T's total risk-weighted assets at March 31, 2024 are estimated to be $155 billion.

Conference Call
Investors will have an opportunity to listen to M&T's conference call to discuss first quarter financial results today at 8:00 a.m. Eastern Time. Those wishing to participate in the call may dial (800) 347-7315. International participants, using any applicable international calling codes, may dial (785) 424-1755. Callers should reference M&T Bank Corporation or the conference ID #MTBQ124. The conference call will be webcast live through M&T's website at https://ir.mtb.com/events-presentations. A replay of the call will be available through Monday April 22, 2024 by calling (800) 839-2385, or (402) 220-7203 for international participants. No conference ID or passcode is required. The event will also be archived and available by 3:00 p.m. today on M&T's website at https://ir.mtb.com/events-presentations.

About M&T
M&T is a financial holding company headquartered in Buffalo, New York. M&T's principal banking subsidiary, M&T Bank, provides banking products and services in 12 states across the eastern U.S. from Maine to Virginia and Washington, D.C. Trust-related services are provided in select markets in the U.S. and abroad by M&T's Wilmington Trust-affiliated companies and by M&T Bank. For more information on M&T Bank, visit www.mtb.com.

First Quarter 2024 Results

Forward-Looking Statements
This news release and related conference call may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the SEC. Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, and management's beliefs and assumptions.
Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control.
Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," or "potential," by future conditional verbs such as "will," "would," "should," "could," or "may," or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and may cause actual outcomes to differ materially from what is expressed or forecasted.
While there can be no assurance that any list of risks and uncertainties is complete, important factors that could cause actual outcomes and results to differ materially from those contemplated by forward-looking statements include the following, without limitation: economic conditions and growth rates, including inflation and market volatility; events and developments in the financial services industry, including industry conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, loan concentrations by type and industry, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; levels of client deposits; ability to contain costs and expenses; changes in M&T's credit ratings; the impact of the People's United Financial, Inc. acquisition; domestic or international political developments and other geopolitical events, including international conflicts and hostilities; changes and trends in the securities markets; common shares outstanding and common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; federal, state or local legislation and/or regulations affecting the financial services industry, or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary policy and capital requirements; governmental and public policy changes; political conditions, either nationally or in the states in which M&T and its subsidiaries do business; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition, divestment and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements.
These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, as noted, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, and other factors.
M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year ended December 31, 2023, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date they are made, and M&T assumes no duty and does not undertake to update forward-looking statements.

First Quarter 2024 Results

Financial Highlights

	Three months ended
	March 31,
(Dollars in millions, except per share, shares in thousands)	2024	2023	Change
Performance
Net income	$531	$702	-24%
Net income available to common shareholders	505	676	-25
Per common share:
Basic earnings	3.04	4.03	-25
Diluted earnings	3.02	4.01	-25
Cash dividends	1.30	1.30	—
Common shares outstanding:
Average - diluted (1)	167,084	168,410	-1
Period end (2)	166,724	165,865	1
Return on (annualized):
Average total assets	1.01%	1.40%
Average common shareholders' equity	8.14	11.74
Taxable-equivalent net interest income	$1,692	$1,832	-8
Yield on average earning assets	5.74%	5.16%
Cost of interest-bearing liabilities	3.26	1.86
Net interest spread	2.48	3.30
Contribution of interest-free funds	1.04	.74
Net interest margin	3.52	4.04
Net charge-offs to average total net loans (annualized)	.42	.22
Net operating results (3)
Net operating income	$543	$715	-24
Diluted net operating earnings per common share	3.09	4.09	-24
Return on (annualized):
Average tangible assets	1.08%	1.49%
Average tangible common equity	12.67	19.00
Efficiency ratio	60.8	55.5

	At March 31,
Loan quality	2024	2023	Change
Nonaccrual loans	$2,302	$2,557	-10%
Real estate and other foreclosed assets	38	44	-13
Total nonperforming assets	$2,340	$2,601	-10
Accruing loans past due 90 days or more (4)	$297	$407	-27
Government guaranteed loans included in totals above:
Nonaccrual loans	$62	$42	47
Accruing loans past due 90 days or more	244	306	-20
Nonaccrual loans to total loans	1.71%	1.92%
Allowance for credit losses to total loans	1.62	1.49

(1) Includes common stock equivalents.
(2) Includes common stock issuable under deferred compensation plans.
(3) Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 17.
(4) Predominantly residential real estate loans.

First Quarter 2024 Results

Financial Highlights, Five Quarter Trend

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in millions, except per share, shares in thousands)	2024	2023	2023	2023	2023
Performance
Net income	$531	$482	$690	$867	$702
Net income available to common shareholders	505	457	664	841	676
Per common share:
Basic earnings	3.04	2.75	4.00	5.07	4.03
Diluted earnings	3.02	2.74	3.98	5.05	4.01
Cash dividends	1.30	1.30	1.30	1.30	1.30
Common shares outstanding:
Average - diluted (1)	167,084	166,731	166,570	166,320	168,410
Period end (2)	166,724	166,149	165,970	165,894	165,865
Return on (annualized):
Average total assets	1.01%	.92%	1.33%	1.70%	1.40%
Average common shareholders' equity	8.14	7.41	10.99	14.27	11.74
Taxable-equivalent net interest income	$1,692	$1,735	$1,790	$1,813	$1,832
Yield on average earning assets	5.74%	5.73%	5.62%	5.46%	5.16%
Cost of interest-bearing liabilities	3.26	3.17	2.83	2.43	1.86
Net interest spread	2.48	2.56	2.79	3.03	3.30
Contribution of interest-free funds	1.04	1.05	1.00	.88	.74
Net interest margin	3.52	3.61	3.79	3.91	4.04
Net charge-offs to average total net loans (annualized)	.42	.44	.29	.38	.22
Net operating results (3)
Net operating income	$543	$494	$702	$879	$715
Diluted net operating earnings per common share	3.09	2.81	4.05	5.12	4.09
Return on (annualized):
Average tangible assets	1.08%	.98%	1.41%	1.80%	1.49%
Average tangible common equity	12.67	11.70	17.41	22.73	19.00
Efficiency ratio	60.8	62.1	53.7	48.9	55.5

	March 31,	December 31,	September 30,	June 30,	March 31,
Loan quality	2024	2023	2023	2023	2023
Nonaccrual loans	$2,302	$2,166	$2,342	$2,435	$2,557
Real estate and other foreclosed assets	38	39	37	43	44
Total nonperforming assets	$2,340	$2,205	$2,379	$2,478	$2,601
Accruing loans past due 90 days or more (4)	$297	$339	$354	$380	$407
Government guaranteed loans included in totals above:
Nonaccrual loans	$62	$53	$40	$40	$42
Accruing loans past due 90 days or more	244	298	269	294	306
Nonaccrual loans to total loans	1.71%	1.62%	1.77%	1.83%	1.92%
Allowance for credit losses to total loans	1.62	1.59	1.55	1.50	1.49

(1) Includes common stock equivalents.
(2) Includes common stock issuable under deferred compensation plans.
(3) Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 17.
(4) Predominantly residential real estate loans.

First Quarter 2024 Results

Condensed Consolidated Statement of Income

	Three months ended
	March 31,
(Dollars in millions)	2024	2023	Change
Interest income	$2,745	$2,327	18%
Interest expense	1,065	509	109
Net interest income	1,680	1,818	-8
Provision for credit losses	200	120	67
Net interest income after provision for credit losses	1,480	1,698	-13
Other income
Mortgage banking revenues	104	85	23
Service charges on deposit accounts	124	113	9
Trust income	160	194	-17
Brokerage services income	29	24	20
Trading account and non-hedging derivative gains	9	12	-21
Gain (loss) on bank investment securities	2	—	—
Other revenues from operations	152	159	-5
Total other income	580	587	-1
Other expense
Salaries and employee benefits	833	808	3
Equipment and net occupancy	129	127	2
Outside data processing and software	120	106	13
Professional and other services	85	125	-31
FDIC assessments	60	30	101
Advertising and marketing	20	31	-35
Amortization of core deposit and other intangible assets	15	17	-13
Other costs of operations	134	115	16
Total other expense	1,396	1,359	3
Income before income taxes	664	926	-28
Applicable income taxes	133	224	-41
Net income	$531	$702	-24%

First Quarter 2024 Results

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in millions)	2024	2023	2023	2023	2023
Interest income	$2,745	$2,740	$2,641	$2,516	$2,327
Interest expense	1,065	1,018	866	717	509
Net interest income	1,680	1,722	1,775	1,799	1,818
Provision for credit losses	200	225	150	150	120
Net interest income after provision for credit losses	1,480	1,497	1,625	1,649	1,698
Other income
Mortgage banking revenues	104	112	105	107	85
Service charges on deposit accounts	124	121	121	119	113
Trust income	160	159	155	172	194
Brokerage services income	29	26	27	25	24
Trading account and non-hedging derivative gains	9	11	9	17	12
Gain (loss) on bank investment securities	2	4	—	1	—
Other revenues from operations	152	145	143	362	159
Total other income	580	578	560	803	587
Other expense
Salaries and employee benefits	833	724	727	738	808
Equipment and net occupancy	129	134	131	129	127
Outside data processing and software	120	114	111	106	106
Professional and other services	85	99	89	100	125
FDIC assessments	60	228	29	28	30
Advertising and marketing	20	26	23	28	31
Amortization of core deposit and other intangible assets	15	15	15	15	17
Other costs of operations	134	110	153	149	115
Total other expense	1,396	1,450	1,278	1,293	1,359
Income before income taxes	664	625	907	1,159	926
Applicable income taxes	133	143	217	292	224
Net income	$531	$482	$690	$867	$702

First Quarter 2024 Results

Condensed Consolidated Balance Sheet

	March 31,
(Dollars in millions)	2024	2023	Change
ASSETS
Cash and due from banks	$1,695	$1,818	-7%
Interest-bearing deposits at banks	32,144	22,306	44
Trading account	99	165	-40
Investment securities	28,496	28,443	—
Loans and leases, net of unearned discount:
Commercial and industrial	57,897	53,934	7
Real estate - commercial	32,416	34,897	-7
Real estate - consumer	23,076	23,790	-3
Consumer	21,584	20,317	6
Total loans and leases, net	134,973	132,938	2
Less: allowance for credit losses	2,191	1,975	11
Net loans and leases	132,782	130,963	1
Goodwill	8,465	8,490	—
Core deposit and other intangible assets	132	192	-31
Other assets	11,324	10,579	7
Total assets	$215,137	$202,956	6%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$50,578	$59,955	-16%
Interest-bearing deposits	116,618	99,120	18
Total deposits	167,196	159,075	5
Short-term borrowings	4,795	6,995	-31
Accrued interest and other liabilities	4,527	4,046	12
Long-term borrowings	11,450	7,463	53
Total liabilities	187,968	177,579	6
Shareholders' equity:
Preferred	2,011	2,011	—
Common	25,158	23,366	8
Total shareholders' equity	27,169	25,377	7
Total liabilities and shareholders' equity	$215,137	$202,956	6%

First Quarter 2024 Results

Condensed Consolidated Balance Sheet, Five Quarter Trend

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in millions)	2024	2023	2023	2023	2023
ASSETS
Cash and due from banks	$1,695	$1,731	$1,769	$1,848	$1,818
Interest-bearing deposits at banks	32,144	28,069	30,114	27,107	22,306
Trading account	99	106	137	137	165
Investment securities	28,496	26,897	27,336	27,917	28,443
Loans and leases, net of unearned discount:
Commercial and industrial	57,897	57,010	54,891	54,699	53,934
Real estate - commercial	32,416	33,003	33,741	34,634	34,897
Real estate - consumer	23,076	23,264	23,448	23,762	23,790
Consumer	21,584	20,791	20,275	20,249	20,317
Total loans and leases, net	134,973	134,068	132,355	133,344	132,938
Less: allowance for credit losses	2,191	2,129	2,052	1,998	1,975
Net loans and leases	132,782	131,939	130,303	131,346	130,963
Goodwill	8,465	8,465	8,465	8,465	8,490
Core deposit and other intangible assets	132	147	162	177	192
Other assets	11,324	10,910	10,838	10,675	10,579
Total assets	$215,137	$208,264	$209,124	$207,672	$202,956

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$50,578	$49,294	$53,787	$54,938	$59,955
Interest-bearing deposits	116,618	113,980	110,341	107,120	99,120
Total deposits	167,196	163,274	164,128	162,058	159,075
Short-term borrowings	4,795	5,316	6,731	7,908	6,995
Accrued interest and other liabilities	4,527	4,516	4,946	4,488	4,046
Long-term borrowings	11,450	8,201	7,123	7,417	7,463
Total liabilities	187,968	181,307	182,928	181,871	177,579
Shareholders' equity:
Preferred	2,011	2,011	2,011	2,011	2,011
Common	25,158	24,946	24,185	23,790	23,366
Total shareholders' equity	27,169	26,957	26,196	25,801	25,377
Total liabilities and shareholders' equity	$215,137	$208,264	$209,124	$207,672	$202,956

First Quarter 2024 Results

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance
	March 31,		December 31,		March 31,		March 31, 2024 from
	2024		2023		2023		December 31,	March 31,
(Dollars in millions)	Balance	Rate	Balance	Rate	Balance	Rate	2023	2023
ASSETS
Interest-bearing deposits at banks	$30,647	5.49%	$30,153	5.48%	$24,312	4.64%	2%	26%
Federal funds sold and agreements to resell securities	—	5.80	—	5.79	—	4.89	-78	-92
Trading account	105	3.42	123	3.80	123	2.32	-15	-14
Investment securities	28,587	3.30	27,490	3.13	27,622	3.00	4	3
Loans and leases, net of unearned discount:
Commercial and industrial	56,821	6.99	55,420	7.01	52,510	6.30	3	8
Real estate - commercial	32,696	6.36	33,455	6.54	35,245	5.89	-2	-7
Real estate - consumer	23,136	4.28	23,339	4.25	23,770	3.96	-1	-3
Consumer	21,143	6.54	20,556	6.42	20,487	5.67	3	3
Total loans and leases, net	133,796	6.32	132,770	6.33	132,012	5.70	1	1
Total earning assets	193,135	5.74	190,536	5.73	184,069	5.16	1	5
Goodwill	8,465		8,465		8,490		—	—
Core deposit and other intangible assets	140		154		201		-10	-30
Other assets	9,738		9,597		9,839		1	-1
Total assets	$211,478		$208,752		$202,599		1%	4%

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Savings and interest-checking deposits	$94,867	2.61	$93,365	2.58	$88,053	1.28	2%	8%
Time deposits	20,583	4.41	21,224	4.30	11,630	3.11	-3	77
Total interest-bearing deposits	115,450	2.93	114,589	2.90	99,683	1.49	1	16
Short-term borrowings	6,228	5.42	5,156	5.27	4,994	4.69	21	25
Long-term borrowings	9,773	5.81	7,901	5.70	6,511	5.27	24	50
Total interest-bearing liabilities	131,451	3.26	127,646	3.17	111,188	1.86	3	18
Noninterest-bearing deposits	48,615		50,124		61,854		-3	-21
Other liabilities	4,393		4,482		4,180		-2	5
Total liabilities	184,459		182,252		177,222		1	4
Shareholders' equity	27,019		26,500		25,377		2	6
Total liabilities and shareholders' equity	$211,478		$208,752		$202,599		1%	4%

Net interest spread		2.48		2.56		3.30
Contribution of interest-free funds		1.04		1.05		.74
Net interest margin		3.52%		3.61%		4.04%

First Quarter 2024 Results

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
(Dollars in millions, except per share)
Income statement data
Net income
Net income	$531	$482	$690	$867	$702
Amortization of core deposit and other intangible assets (1)	12	12	12	12	13
Net operating income	$543	$494	$702	$879	$715
Earnings per common share
Diluted earnings per common share	$3.02	$2.74	$3.98	$5.05	$4.01
Amortization of core deposit and other intangible assets (1)	.07	.07	.07	.07	.08
Diluted net operating earnings per common share	$3.09	$2.81	$4.05	$5.12	$4.09
Other expense
Other expense	$1,396	$1,450	$1,278	$1,293	$1,359
Amortization of core deposit and other intangible assets	(15)	(15)	(15)	(15)	(17)
Noninterest operating expense	$1,381	$1,435	$1,263	$1,278	$1,342
Efficiency ratio
Noninterest operating expense (numerator)	$1,381	$1,435	$1,263	$1,278	$1,342
Taxable-equivalent net interest income	$1,692	$1,735	$1,790	$1,813	$1,832
Other income	580	578	560	803	587
Less: Gain (loss) on bank investment securities	2	4	—	1	—
Denominator	$2,270	$2,309	$2,350	$2,615	$2,419
Efficiency ratio	60.8%	62.1%	53.7%	48.9%	55.5%
Balance sheet data
Average assets
Average assets	$211,478	$208,752	$205,791	$204,376	$202,599
Goodwill	(8,465)	(8,465)	(8,465)	(8,473)	(8,490)
Core deposit and other intangible assets	(140)	(154)	(170)	(185)	(201)
Deferred taxes	33	39	43	46	49
Average tangible assets	$202,906	$200,172	$197,199	$195,764	$193,957
Average common equity
Average total equity	$27,019	$26,500	$26,020	$25,685	$25,377
Preferred stock	(2,011)	(2,011)	(2,011)	(2,011)	(2,011)
Average common equity	25,008	24,489	24,009	23,674	23,366
Goodwill	(8,465)	(8,465)	(8,465)	(8,473)	(8,490)
Core deposit and other intangible assets	(140)	(154)	(170)	(185)	(201)
Deferred taxes	33	39	43	46	49
Average tangible common equity	$16,436	$15,909	$15,417	$15,062	$14,724
At end of quarter
Total assets
Total assets	$215,137	$208,264	$209,124	$207,672	$202,956
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,490)
Core deposit and other intangible assets	(132)	(147)	(162)	(177)	(192)
Deferred taxes	34	37	41	44	47
Total tangible assets	$206,574	$199,689	$200,538	$199,074	$194,321
Total common equity
Total equity	$27,169	$26,957	$26,197	$25,801	$25,377
Preferred stock	(2,011)	(2,011)	(2,011)	(2,011)	(2,011)
Common equity	25,158	24,946	24,186	23,790	23,366
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,490)
Core deposit and other intangible assets	(132)	(147)	(162)	(177)	(192)
Deferred taxes	34	37	41	44	47
Total tangible common equity	$16,595	$16,371	$15,600	$15,192	$14,731

(1) After any related tax effect.